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                                                                     EXHIBIT 5.1


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
                                      JEFFER, MANGELS, BUTLER & MARMARO LLP
                            A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS      SAN FRANCISCO OFFICE
TELEPHONE: (310) 203-8080                            ATTORNEYS AT LAW                                    TWELFTH FLOOR
FACSIMILE: (310) 203-0567                               TENTH FLOOR                                   ONE SANSOME STREET
                                                 2121 AVENUE OF THE STARS                          SAN FRANCISCO, CALIFORNIA
                                            LOS ANGELES, CALIFORNIA 90067-5010                            94104-4405
                                                                                                   TELEPHONE: (415) 398-8080
                                                                                                   FACSIMILE: (415) 398-5584

                                                                                                          REF./FILE NO.
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                                    June 19, 2001                    56751- 0002


Chicago Pizza & Brewery, Inc.
16162 Beach Boulevard, Suite 100
Huntington Beach, CA 92647


                  Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") which Chicago Pizza & Brewery, Inc., a California corporation (the "Company") has filed with the Securities and Exchange Commission on or about June 19, 2001.

                  The Registration Statement covers 1,861,358 shares of the Company's common stock, no par value (the "Shares"), consisting of (i) 1,200,000 Shares which may be issued in the future upon exercise of options under the Chicago Pizza & Brewery, Inc. 1996 Stock Option Plan (the "1996 Plan"); (ii) 330,679 Shares which may be issued in the future upon exercise of options granted pursuant to the Option Agreement dated December 20, 2000 between the Company and Paul A. Motenko ("Motenko Option Agreement"); and (iii) 330,679 Shares which may be issued in the future upon exercise of options granted pursuant to the Option Agreement dated December 20, 2000 between the Company and Jeremiah J. Hennessy ("Hennessy Option Agreement") (the 1996 Plan, the Motenko Option Agreement and the Hennessy Option Agreement, collectively, the "Plans").

                  In connection with rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of originals, of the proceedings of the Board of Directors and Shareholders of the Company relating to the adoption or approval of the Plans, the grant of options under the Plans, and the issuance and sale of the Shares, and such other corporate records of the Company and other documents which we considered necessary for the purposes of this opinion. We have obtained from officers of the Company a representation letter as to factual matters (the "Representation Letter").

                  In our review and examination of documents we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof; (iii) all signatories have adequate power and


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JEFFER, MANGELS, BUTLER & MARMARO LLP

Chicago Pizza & Brewery, Inc.
June 19, 2001
Page 2


authority and have taken all necessary actions to execute and deliver such documents and hold all necessary licenses and permits to entitle them to enforce such agreements; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

                  In rendering this opinion, we have also assumed (i) that the Registration Statement is true, accurate and complete in all material respects,
(ii) that at the date of issuance of the Shares the Company shall have sufficient authorized but unissued shares available for issuance and (iii) at the date of issuance of the Shares, that the Company is in good standing in its state of organization.

                  Based upon and subject to the foregoing, it is our opinion that the Shares to be issued under the Plans have been duly authorized, and, when so issued upon (i) payment therefore provided pursuant to the Plans; (ii) the effectiveness of the Registration Statement; and (iii) compliance with applicable blue sky laws, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

                  We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares or any options granted under the Plans are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility or an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to this firm in the Prospectus under the heading "Legal Opinion". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.

                  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.


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JEFFER, MANGELS, BUTLER & MARMARO LLP

Chicago Pizza & Brewery, Inc.
June 19, 2001
Page 3

                  The opinions set forth herein are based upon the federal laws of the United States of America and the laws of the State of California, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                  The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                Very truly yours,

                               /s/ JEFFER, MANGELS, BUTLER & MARMARO LLP